UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On August 10, 2011, Alternate Energy Holdings, Inc. (the “Registrant”) entered into an agreement with Enercon Services, Inc. (“ENERCON”) pursuant to which ENERCON will provide, on a fixed price basis, engineering, licensing, environmental and other technical support as necessary to develop a Combined Construction and Operating License Application (“COLA”) for the Registrant for two nuclear generating units to be located at the Registrant’s proposed site in Payette County, Idaho (“Phase I Services”).    Under the agreement, the Registrant is obligated to pay ENERCON a fixed price of approximately $30 million for the Phase I Services over approximately 3 years.

Following the preparation of the COL application and the Registrant’s submittal of the COL application to the Nuclear Regulatory Commission (“NRC”), ENERCON shall provide support services during the NRC’s review process (“Phase II Services”).  The Phase II Services will be provided by ENERCON on a time and materials basis which is currently estimated to be approximately $10.4 million.

The Registrant’s press release dated August 10, 2011, announcing the agreement is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC

Date: August 16, 2011	By:/s/ Donald L. Gillispie
Donald L. Gillispie
President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 10, 2011